Icon plc South County Business Park Leopardstown Dublin 18

Ladies and Gentlemen:

We have acted as Irish counsel to Icon, a public limited company incorporated under the laws of Ireland in connection with the proposed registration of, and sale of, up to 2,596,054 American Depositary Shares (“ADS”) each evidenced by 1 American Depositary Receipt (“ADR”) representing 1 Ordinary Share, par value 6 euro cent of Icon (“Ordinary Share”), to be represented on issue by 1 ADS evidenced by 1 ADR.

We refer to the Registration Statement (Number 333- ) dated today’s date and the related prospectus (respectively the “Registration Statement” and the “Prospectus”) filed by Icon under the Securities Act, 1933 (as amended) (“the Act”) in respect of the foregoing.

In connection with this opinion, we have examined and have assumed the truth and accuracy of the contents of such documents and certificates of officers of and advisers to Icon and of public officials as to factual matters and have conducted such searches in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have further assumed that none of the resolutions and authorities of the shareholders or Directors of Icon upon which we have relied has been varied, amended or revoked in any respect or has expired and that the Ordinary Shares to be issued will be issued in accordance with such resolutions and authorities and as contemplated by and described in the Registration Statement a form of which is exhibited to the Registration Statement. We further assume that Icon will comply with its obligations under and the representations and warranties contained in the Agreements referred to in the Registration Statement. We have further assumed that the Registration Statement and the Prospectus comply with the provisions of Directive 2003/71/EC and the Prospectus (Directive 2003/71/EC) Regulations 2005.

We are admitted to practise law only in Ireland and accordingly, we express no opinion on the laws of any jurisdiction other than the laws (and the interpretation thereof) of Ireland in force as at the date hereof. We assume that the transactions contemplated by the Registration Statement are lawful under the United States federal law, New York State law and all other applicable laws (if any). As the transactions contemplated by the Registration Statement are governed by the United States federal law and/or New York State law, we have relied upon the opinion of Cahill Gordon & Reindel LLP as to matters relating to those laws.

Based upon the foregoing we are of the opinion that:

(i)	Icon is duly incorporated and validly existing under the laws of Ireland.

(ii)	Those Ordinary Shares referred to in the Registration Statement which are yet to be issued, have been duly authorised and, when issued, will be duly authorised, validly issued, fully paid and not subject to calls for any additional payment.

(iii)	Those Ordinary Shares referred to in the Registration Statement which are already in issue, are duly authorised, validly issued, fully paid and are not subject to calls for any additional payment.

(iv)	The statements in the Registration Statement and the Prospectus under the headings “Price Range of ADSs and Dividend Policy”, “Selling Shareholders”, “Exchange Controls and Other Limitations Affecting Security Holders” and “Enforceability of Civil Liabilities Provisions of Federal Securities Laws against Foreign Persons; Shareholder Rights under Irish Law”, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities Provisions of Federal Securities Laws against Foreign Persons; Shareholder Rights under Irish Law” and “Validity of Ordinary Shares”.

This opinion is being delivered to you and may not be relied upon or distributed to any other person, without our consent. This opinion is to be construed in accordance with and governed by the laws of Ireland.

Yours faithfully,

A & L Goodbody	M-1518640-3